SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2013

General Sales and Leasing, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-178082	45-2952962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16445 North 91st St., Suite 103, Scottsdale, Arizona	85260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 637-8536

___________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

Further to our announcement on November 12, 2013 of our firm intention to make an offer for the entire issued and to be issued ordinary share capital of Xenetic Biosciences plc (“Xenetic”) to be effected by means of a Scheme of Arrangement under Part 26 of the Companies Act in the UK, on December 17, 2013, Xenetic announced the results of the Court Meeting and the General Meeting conducted in the UK for the purpose of considering and, if thought fit, passing various resolutions necessary to effect the Scheme and other matters set out in the notices of the relevant meetings. At the Court Meeting, a majority in number of Xenetic Shareholders who voted (either in person or by proxy), representing 99.9% per cent by value of all Xenetic Shares held by such Xenetic Shareholders, voted in favor of the resolution to approve the Scheme. At the General Meeting, the special resolution to facilitate the implementation of the Scheme was duly passed on a poll by the requisite majority of the votes cast in person or by proxy.

Completion of our potential acquisition of Xenetic remains subject to the satisfaction or waiver of certain Conditions set out in the Scheme Document, including court sanction of the scheme and court confirmation of the associated Reduction of Capital for Xenetic. This will involve the Court’s determination of the fairness of the transaction. The expected date for the Court Hearing (to sanction the Scheme and to confirm the Reduction of Capital) is January 23, 2014.

A copy of the announcement of the results of the Court Meeting and the General Meeting is attached to this Current Report on Form 8-K as Exhibit 9.1 and is incorporated herein by reference.

We reaffirm that there can be no assurance that the Acquisition of Xenetic will be approved and effectuated. This announcement of the results of the Court Meeting and the General Meeting is merely the next step in our proposed acquisition of Xenetic.

SECTION 9 – FINANCIAL STAETMENTS AND EXHIBITS

Item 9.01 Financial Statement and Exhibits

Exhibit No.	Description
9.1	Results of Court and General Meetings

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Sales and Leasing, Inc.

/s/ Ari L. Nagler

Ari L. Nagler

President and Chief Executive Officer

Date: December 19, 2013

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